Exhibit 5.01


                          Opinion of Fenwick & West LLP


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                                                                    EXHIBIT 5.01




                                  April 8, 1998

Premisys Communications, Inc.
48664 Milmont Drive
Fremont, CA  94538

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about April 13, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,200,000 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of stock options granted by you under your 1994 Stock Option Plan, as amended (the "1994 Plan"). In rendering this opinion, we have examined the following:

         (1) your registration statement on Form 8-A (File Number 0-25684) filed with the Commission on March 14, 1995, together with the order of effectiveness issued by the Commission therefor on April 5, 1995;

         (2) the Registration Statement, together with the Exhibits filed as a part thereof, including the 1994 Plan and related stock option grant and exercise agreement;

         (3) the Prospectus prepared in connection with the Registration Statement;

         (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Premisys Communications Holdings, Inc., a California corporation ("Premisys California"), that are in our possession;

         (5) the stock records that you have provided to us (consisting of a summary of shares outstanding issued by your transfer agent, Chase Mellon Shareholder Services dated as of April 8, 1998, and a summary of options outstanding that was prepared by you and dated April 7, 1998); and

         (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to

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above. We have made no independent  investigation or other attempt to verify the
accuracy  of  any  of  such   information  or  to  determine  the  existence  or
non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

Based upon the foregoing, it is our opinion that the 1,200,000 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the 1994 Plan, when issued and sold in accordance with the 1994 Plan and stock option agreements to be entered into thereunder, and in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                         Very truly yours,

                                         FENWICK & WEST LLP



                                         By:  /s/ Eileen Duffy Robinett
                                              --------------------------------
                                              Eileen Duffy Robinett, a Partner